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                                                                      Exhibit 23

                         CONSENT OF ERNST & YOUNG LLP
                         ----------------------------

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92094) pertaining to the 1995 Stock Option Plan of Toy Biz, Inc. of our report dated March 9, 1998, except as to Note 7, as to which the date is March 25, 1998, with respect to the consolidated financial statements and schedule of Toy Biz, Inc. included in Toy Biz Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997.


/s/ Ernst & Young
New York, New York
March 30, 1998